Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 20, 2010 relating to the consolidated financial statements, which appears in ShangPharma Corporation’s Registration Statement on Form F-1 (File No. 333-169699) for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, People’s Republic of China

February 25, 2011

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